UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020 ( May 28, 2020 )

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513

(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Mr. George Martinez; Appointment of Dr. William E. Jackson as a Class II Director
Mr. George Martinez retired from the board of directors (the “Board”) of Cornerstone Building Brands, Inc. (the “Company”), resigning as a Class II director, effective May 28, 2020, thereby creating a vacant Board seat.
On May 28, 2020, in connection with the newly created vacant Board seat, the Board appointed Dr. William E. Jackson as a Class II director of the Company, and appointed Dr. Jackson to serve on the Affiliate Transactions Committee and Audit Committee. In connection with its decision to appoint Dr. Jackson to the Board, the Board determined that Dr. Jackson will be an “independent” director, as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and under NYSE listing standards.
Dr. Jackson, along with the other Class II directors, will stand for re-election at the Company’s annual meeting of stockholders in 2022.
Dr. Jackson will receive compensation in accordance with the Company’s standard director compensation arrangements as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020 (the “Proxy Statement”). In connection with his appointment, Dr. Jackson will enter into a standard indemnification agreement with the Company, which form is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2009, and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2020. Due to concerns regarding the novel coronavirus pandemic, and to protect the health and safety of its employees, stockholders and other stakeholders, the Company’s Annual Meeting was a virtual meeting conducted solely online. The number of shares present virtually and/or by proxy at the Annual Meeting was 119,471,930, representing approximately 95% of the 126,142,313 shares of Common Stock, $0.01 par value (the “Common Stock”) issued and outstanding on April 15, 2020, which was the record date for the determination of the stockholders entitled to vote at the meeting. At the Annual Meeting, the stockholders of the Company (i) elected Kathleen J. Affeldt, George L. Ball, Timothy O’Brien and Nathan K. Sleeper as Class III directors to serve until the annual meeting of stockholders to be held in 2023, (ii) approved, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement, (iii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and (iv) approved an amendment of the Company’s 2003 Long-Term Stock Incentive Plan to increase the number of shares of the Company’s Common Stock available for awards thereunder by an additional 4,800,000 shares.
Of the 119,471,930 shares of Common Stock present at the Annual Meeting, virtually or by proxy, the following table shows the votes cast for, against, abstain and non-votes for each of the nominees for director:

Nominee	For	Against	Abstain	Non-Votes
Class III:
Kathleen S. Affeldt	109,185,064	1,307,355	56,308	8,923,203
George L. Ball	110,016,882	479,716	52,129	8,923,203
Timothy O'Brien	105,883,582	4,613,016	52,129	8,923,203
Nathan K. Sleeper	107,139,390	3,353,591	55,746	8,923,203

In addition to Kathleen J. Affeldt, George L. Ball, Timothy O’Brien and Nathan K. Sleeper, each of the following persons has a term of office as a director of the Company that continues after the Annual Meeting: Gary L. Forbes, John J. Holland, William E. Jackson, Wilbert W. James Jr., Daniel Janki, John Krenicki, James S. Metcalf and Jonathan L. Zrebiec. Please refer to Item 5.02 for additional information regarding the appointment of Dr. Jackson to the Board.

The stockholders of the Company approved, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement, by the following vote:

For	Against	Abstain	Non-Votes
108,655,192	1,224,475	669,060	8,923,203

The stockholders of the Company ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 by the following vote:

For	Against	Abstain	Non-Votes
118,216,512	1,090,309	165,109	—

The stockholders of the Company approved an amendment of the 2003 Long-Term Stock Incentive Plan, as disclosed in the Company’s Proxy Statement, by the following vote:

For	Against	Abstain	Non-Votes
98,972,012	10,903,898	672,817	8,923,203

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
	Name:	Jeffrey S. Lee
	Title:	Executive Vice President and Chief Financial Officer

Date: May 29, 2020